SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                Filed pursuant to Section 12, 13, or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 26, 2000



                              THE HOLT GROUP, INC.
                  ---------------------------------------------
                 (Exact name of issuer as specified in charter)



          DELAWARE                     333-52599               23-2932358
----------------------------          -----------           ----------------
(State or Other Jurisdiction          Commission            (I.R.S. Employer
    of Incorporation or               file number            Identification
      Organization)                                              Number)


            101 South King Street, Gloucester City, New Jersey 08030
            --------------------------------------------------------
                    (Address of principal executive offices)


                                 (856) 742-3000
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events

     On March 31, 2000, The Holt Group, Inc. (the "Company") filed a Form 12b-25 with the Securities and Exchange Commission disclosing that the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 1999 timely as a result of the fact that it had not yet completed its financial statements for the year ended December 31, 1999. The Company is continuing to finalize its financial statements to be included in its Form 10-K and intends to file the Form 10-K as promptly as practicable. The Company reported net income for the nine months ended September 30, 1999 of $13.4 million. The Company expects to report a net loss for the year ended December 31, 1999 of at least approximately $20 million. This net loss results in covenant defaults under its debt agreements at December 31, 1999.

     In April 2000, the Company became aware of the accounting impact of the existence of certain Company guarantees of the indebtedness of related companies which had not been previously considered in the preparation of its financial statements for 1997 and 1998, and interim periods through September 30, 1999. The existence of those guarantees resulted in covenant defaults under certain Company debt agreements. As a result of these defaults, $207 million of indebtedness under the defaulted agreements should have been presented in the Company's December 31, 1998 balance sheet as current liabilities rather than long-term liabilities. The assets, liabilities and results of operations of the related party referred to above should have been consolidated into the Company's financial statements, which would have resulted in $44 million additional total assets and $46 million additional total liabilities at December 31, 1998 as compared to the amounts previously presented, with a comparable impact to the Company's financial statements for interim periods through September 30, 1999. The reclassification of the indebtedness would not have had a material impact on the Company's consolidated statements of income, comprehensive income, stockholders' equity or cash flows for 1997 or 1998. As a result of the foregoing, the previously issued financial statements for 1997 and 1998 and interim periods through September 30, 1999 should no longer be relied upon.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE HOLT GROUP, INC.


Date: April 26, 2000                     By: /s/ Thomas J. Holt
                                             -----------------------------------
                                             Name:  Thomas J. Holt
                                             Title:  Chief Executive Officer
















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